                                                                   Exhibit 10.15

                               PURCHASE AGREEMENT

                  THIS PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 10, 2000, is by and between EMC Investment Corporation, a Delaware corporation ("EMC"), and the other persons listed on the signature page hereto (collectively with EMC, the "PURCHASERS"), and CommVault Systems, Inc., a Delaware corporation (the "COMPANY").

                  WHEREAS, each of the Purchasers desire to invest in the Company; and

                  WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of 2,758,358 shares of its Series BB Preferred Stock (the "SHARES") and the Purchasers desire to purchase the Shares on the terms and subject to the conditions described herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:

                  1. DEFINITIONS. Capitalized terms that are not defined in the text of this Agreement have the meanings set forth below:

         "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. For purposes of this definition, a Person shall be deemed to control another Person if the first Person owns or holds more than 50% of the voting power of the second Person.

         "Amended Certificate" shall mean the Amended and Restated Certificate of Incorporation of the Company in the form of Exhibit 2.

         "Board of Directors" shall mean the board of directors of the Company.

         "Conversion Shares" shall have the meaning set forth in Section 5(e).

         "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Initial Public Offering" shall mean the initial public offering or sale of common stock by the Company through underwriters or otherwise, that requires registration, qualification or the filing of a prospectus under applicable securities laws.

         "Knowledge" means the actual knowledge of N. Robert Hammer, Louis Miceli, Larry Cormier or Al Bunte.

         "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

                                                              PURCHASE AGREEMENT

         "Lien" shall mean any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

         "Material Adverse Effect" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of the Company which is material and adverse.

         "Non-Preemptive Shares" shall mean any voting shares of the capital stock of the Company issued, sold, granted or conveyed (i) in connection with any acquisition of all or a portion of any Person or a merger or combination with any Person duly authorized by the Board of Directors, (ii) to any current or new director, officer, employee or consultant of the Company pursuant to any plan or arrangement, now or hereafter existing, duly authorized by the Board of Directors or (iii) pursuant to any of the items listed on SCHEDULE B.

         "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited liability company, limited partnership, trust, association or other entity.

         "Preferred Stock" shall mean, collectively, the Company's issued and outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series AA Preferred Stock.

         "Registration Rights Agreement" shall mean a Registration Rights Agreement to be entered into between Purchasers and the Company as of the Closing in the form of Exhibit 1.

         "Related Agreements" shall mean, (i) with respect to the Company and EMC, the Registration Rights Agreement and the Warrant and (ii) with respect to the other Purchasers, only the Registration Rights Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stock Plan" shall mean the Company's stock plan, as described on SCHEDULE B.

         "Subsidiaries" shall mean the Persons set forth on SCHEDULE A.

         "Warrant" shall mean a warrant to be issued to EMC to purchase shares of common stock of the Company in the form of Exhibit 3.

         "Warrant Shares" shall have the meaning set forth in Section 5(e).

2.       PURCHASE AND SALE OF SHARES.

         (a) PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Purchasers shall purchase, and the Company shall issue and sell to the Purchasers the Shares for an aggregate purchase price (the "Purchase Price") of $33,376,131.80. The number of Shares being sold to each Purchaser and the portion of the Purchase Price attributable thereto is set forth under such Purchaser's name on the signature page hereto.


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                                      -2-

         (b) CLOSING. The closing (the "Closing") of the transactions described herein shall occur on November 10, 2000, or such other date as agreed upon by the Purchasers and the Company. At the Closing, the Purchasers shall pay the Company the Purchase Price in cash by wire transfer of immediately available funds to an account designated by the Company at least two business days before the Closing and the Company shall deliver to each Purchaser a certificate representing the Shares purchased by such Purchaser.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers:

         (a) DUE INCORPORATION; SUBSIDIARIES. Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Each of the Company and the Subsidiaries is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification, except where the failure to be so licensed or qualified would not individually or in the aggregate have a Material Adverse Effect. Except as set forth on SCHEDULE A, the Company has no direct or indirect subsidiaries, either wholly or partially owned, and the Company does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person. Each Subsidiary is wholly owned by the Company.

         (b) DUE AUTHORIZATION. The Company has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and its Related Agreements have been duly and validly approved by the board of directors of the Company and no other actions or proceedings on the part of the Company are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of the Company and the Company's Related Agreements upon execution and delivery by the Company will constitute legal, valid and binding obligations of the Company, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (c) CONSENTS AND APPROVALS; AUTHORITY RELATIVE TO THIS AGREEMENT.


                  (i) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement that has not been received by the Company is necessary in connection with the execution, delivery and performance by the Company of this Agreement and the execution, delivery and performance by the Company of Related Agreements or the consummation of the transactions


                                                              PURCHASE AGREEMENT
contemplated hereby or thereby (including, without limitation, the offer, issuance, sale and delivery of the Shares, the Conversion Shares and the Warrant Shares).

                  (ii) The execution, delivery and performance by the Company of this Agreement and its Related Agreements do not and will not (1) violate any Law; (2) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which the Company, is a party or by which the Company or any of its assets or properties are bound; (3) permit the acceleration of the maturity of any indebtedness of the Company or indebtedness secured by its assets or properties; or (4) violate or conflict with any provision of any of the Amended Certificate or by-laws of the Company.

         (d) CAPITALIZATION.

                  (i) The authorized capital stock of the Company is as described in the Amended Certificate. All of the outstanding capital stock of the Company and each Subsidiary (i) is validly issued, fully paid and nonassessable and (ii) is free of preemptive rights (except as provided in the Amended Certificate or this Agreement). When issued, the Shares, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or rights of first refusal. The authorized capital stock as described in the Amended Certificate contains a sufficient number of shares of common stock for issuance of the Conversion Shares and Warrant Shares.

                  (ii) Except as set forth above or on SCHEDULE B, there are no shares of capital stock or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of its capital stock or other securities (whether or not such securities have voting rights). Except as set forth in SCHEDULE B, there are no outstanding contractual obligations of the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of its capital stock or other securities. The maximum number of shares of common stock that the Company has issued and would be obligated to issue as of the date hereof pursuant to the agreements listed in paragraphs 1-8 of SCHEDULE B is 57,868,509 shares on a fully diluted basis, plus any Shares issued hereunder (including the Warrant Shares) and the shares issuable pursuant to the warrant listed in paragraph 9 of SCHEDULE B.

         (e) LITIGATION.

                  (i) There is no claim, action, suit, investigation or proceeding ("LITIGATION") pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which (1) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (2) if resolved adversely to



                                                              PURCHASE AGREEMENT
the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect.

                  (ii) Neither the Company nor any Subsidiary is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Authority, except for defaults or breaches, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (f) INTELLECTUAL PROPERTY. The Company has title and ownership of, or has license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets and other confidential and proprietary information (collectively, the "PROPRIETARY ASSETS") necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others, except where any failure to have such title, ownership or license would not have a Material Adverse Effect. To the Knowledge of the Company, no person or entity has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets. No current or former employee or consultant of the Company has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets, other than such rights, title, interests, claims or liens that would not have a Material Adverse Effect. The Company has not granted and, to the Knowledge of the Company, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. To the Knowledge of the Company, the Company has not violated or infringed, and would not, by conducting its business as currently proposed, violate or infringe, any Proprietary Asset of any other person or entity except for such violations or infringements that would not have a Material Adverse Effect. Each employee of the Company hired after January 1, 1998 has signed an Employee Inventions and Confidentiality Agreement in the form attached hereto as Exhibit 4.

         (g) FINANCIAL STATEMENTS. The Company has furnished to each of the requesting Purchasers a complete and correct copy of the balance sheet of the Company at September 30, 2000, and the statement of income for the period from March 31, 2000 through September 30, 2000 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly in all material respects the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end adjustments which in the aggregate are not expected to be material.

         (h) ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Financial Statements, (b) liabilities that have arisen since September 30, 2000 in the ordinary course of business and (c) contractual and other liabilities incurred in the ordinary course of business that are not material and not required by GAAP to be reflected on a balance sheet.


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                                      -5-

         (i) ABSENCE OF CHANGES. Since September 30, 2000, the Company has conducted its business in the ordinary course, consistent with past practice.

         (j) CONTRACTS. The Company does not have and is not bound by any contract, agreement, lease or commitment, other than (i) contracts for the purchase of supplies and services or the licensing of technology that were entered into in the ordinary course of business that do not involve more than $250,000 per year and do not extend for more than one year, (ii) sales contracts entered into in the ordinary course of business, (iii) the leases for the Company's office or other space, (iv) contracts terminable at will by the Company on no more than 30 days' notice without cost or liability to the Company, (v) an agreement with Microsoft Corporation, dated as of April 12, 2000, or (vi) other contacts the loss of which would not have a Material Adverse Effect. To the Knowledge of the Company, all of the contracts to which it is a party are valid and binding and are in full force and effect as of the date of this Agreement.

         (k) REGISTRATION RIGHTS. Other than the Registration Rights Agreement, the registration rights agreement with the holders of the Series AA Preferred Stock, dated April 14, 2000, the Stockholders Agreement listed in paragraph 4 of SCHEDULE B, and the piggyback registration rights granted pursuant to the Purchase Agreement listed in paragraph 6 of SCHEDULE B, the Company has not granted any registration rights to any party for any of its securities.

         (l) COMPLIANCE WITH LAWS. The Company and each Subsidiary are in compliance in all material respects with all applicable Laws. All securities issued by the Company prior to the date hereof have been issued in transactions exempt from the registration requirements of Section 5 of the Securities Act.

         (m) OFFERING OF SHARES. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Shares) which might reasonably be expected to subject the offering, issuance or sale of the Shares to the registration requirements of the Securities Act. Subject to the continuing accuracy of the Purchasers' representations in Section 4, the offer, sale and issuance of the Shares, the Conversion Shares and the Warrant Shares in conformity with the terms of this Agreement, the Amended Certificate and the Warrant constitute or will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

         (n) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each of the Purchasers severally but not jointly hereby represents and warrants to the Company as follows:

         (a) DUE INCORPORATION. Each Purchaser that is not an individual is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all



                                                              PURCHASE AGREEMENT
requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

         (b) DUE AUTHORIZATION. Each Purchaser that is not an individual has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Purchaser of this Agreement and its Related Agreements have been duly and validly approved by its governing body empowered to authorize the transactions contemplated by this Agreement and its Related Agreements and no other actions or proceedings on the part of such Purchaser are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby.

         (c) DUE EXECUTION; BINDING EFFECT. Such Purchaser has validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of such Purchaser and such Purchaser's Related Agreements upon execution and delivery by such Purchaser (as applicable) will constitute legal, valid and binding obligations of such Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (d) CONSENTS AND APPROVALS; AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (i) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by such Purchaser of this Agreement and its Related Agreements and the consummation by such Purchaser of the transactions contemplated hereby and thereby.

                  (ii) The execution, delivery and performance by such Purchaser of this Agreement and its Related Agreements do not and will not (1) violate any Law applicable to such Purchaser; (2) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of such Purchaser under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which Purchaser is a party or by which such Purchaser or any of its assets or properties are bound; (3) permit the acceleration of the maturity of any indebtedness of such Purchaser or indebtedness secured by its assets or properties; or (4) for each Purchaser that is not an individual, violate or conflict with any provision of such Purchaser's organizational documents.

         (e) BROKERS. No broker, lender or investment banker is entitled to any brokerage, lender's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of such Purchaser.


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                                      -7-

         (f) PURCHASE FOR INVESTMENT. Such Purchaser is purchasing the Shares hereunder for investment without any intent of the distribution thereof within the meaning of the Securities Act.

         (g) ACCREDITED INVESTOR. Such Purchaser is an "accredited investor" within the meaning of Regulation 501(a) under the Securities Act and is able to bear the economic risk of acquisition of the Shares, can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the proposed investment. Such Purchaser has been furnished the opportunity to ask questions of and receive answers from representatives of the Company concerning the business and financial affairs of the Company.

                  5. COVENANTS.

         (a) FINANCIAL INFORMATION. (1) As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, the Company shall furnish to each Purchaser that holds (together with its Affiliates) at least 750,000 Shares, an audited balance sheet and income statement of the Company (the "FINANCIAL INFORMATION") as at the end of such fiscal year, prepared in accordance with GAAP consistently applied.

                  (2) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 60 days thereafter, the Company shall furnish to each Purchaser that holds (together with its Affiliates) at least 750,000 Shares, unaudited Financial Information for such period and for such fiscal year to date, prepared in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments, and except that such Financial Information need not contain the notes required by GAAP.

                  (3) Each Purchaser acknowledges that any information obtained by such Purchaser pursuant to this Section 5(a) that may be proprietary to the Company or otherwise confidential shall not be disclosed without the prior written consent of the Company and the provision of such information shall be subject to the receipt by the Company of a confidentiality agreement covering such information and reasonably acceptable to the Company and such Purchaser. Each Purchaser further acknowledges and understands that any information so obtained that may be considered "inside" non-public information shall not be utilized by such Purchaser in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes. The Company may exclude a Purchaser from the distribution of the information to be delivered pursuant hereto if the Board of Directors determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve attorney-client privilege or to protect other similar confidential information. The rights and obligations of the parties pursuant to this Section 5(a) shall terminate upon the closing of an Initial Public Offering.

         (b) BOARD OBSERVER. EMC shall be entitled to designate one non-voting observer (the "NON-VOTING OBSERVER") to attend (but not vote at) all meetings of the Board of Directors. The Non-Voting Observer shall have the same access to information concerning the business and operations of the Company and at the same time as the directors of the Company, except for such



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                                      -8-
information that the Company reasonably determines it cannot distribute for confidentiality reasons, and shall be entitled to ask questions of the Board of Directors, but shall not be entitled to vote or otherwise seek to influence the business decisions of the Board of Directors. Any other Purchaser that owns (together with its Affiliates) at least 750,000 Shares shall also have the same access to financial information of the Company at the same time as the directors of the Company, except for such information that the Company reasonably determines it cannot distribute for confidentiality reasons. The provision of any such information to the Non-Voting Observer and any such Purchasers shall be subject to the receipt by the Company of a confidentiality agreement covering such information and reasonably acceptable to the Company and such Purchaser. If
(1) the Company receives or solicits an expression of interest to purchase or sell (i) more than 50% of the voting stock of the Company or (ii) all or substantially all of the assets of the Company, or (2) there occurs a Material Adverse Effect, then the Company shall promptly notify EMC of such expression of interest or Material Adverse Effect, as the case may be, and EMC shall be entitled to designate for election to the Board of Directors one director (the "EMC DIRECTOR"). The Company will, to the extent requested by EMC, take all action necessary for the EMC Director to be elected to the Board of Directors as soon as possible after such request by EMC. In connection with any annual meeting of stockholders of the Company at which the term of the EMC Director is to expire, the Company will take all necessary action to cause the EMC Director to be nominated and use its reasonable best efforts to cause the EMC Director to be elected to the Board of Directors. In the event a vacancy shall exist in the office of the EMC Director, EMC shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Company next following such election, nominate such successor for election as director by the stockholders and use its reasonable best efforts to cause the successor to be elected. EMC's right to nominate the EMC Director (if such right comes into existence after the date hereof) and the Non-Voting Observer and the Company's obligation (if such obligation comes into existence after the date hereof) to take any action to cause the EMC Director to be elected to the Board of Directors shall terminate as of the Initial Public Offering. In addition, the term of the EMC Director and all rights of the EMC Director and the Non-Voting Observer and any other Purchasers, including the rights to observe and have access to the books and records of the Company and other information as provided above, shall expire as of such time. Subject to any other agreement between the parties, EMC and any other Purchaser that receives information agrees that the information provided by the Company, officers, directors and employees pursuant to this Section 5(b) will be used solely for the purpose of evaluating such Purchaser's investment in the Shares, the Conversion Shares and the Warrant Shares, as applicable, and that such information will be kept strictly confidential by such Purchaser; PROVIDED that the foregoing obligation of such Purchaser shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by such Purchaser or by persons to whom such Purchaser has made such information available, (ii) is already in such Purchaser's possession, provided that such information is not subject to another confidentiality agreement with or other obligation of secrecy to the Company or
(iii) is or becomes available to such Purchaser on a non-confidential basis from a third party that is not, to such Purchaser's knowledge, bound by any other confidentiality agreement with the Company or its subsidiaries, or (b) prohibit disclosure of any information if required by Law or the rules of any stock exchange. EMC and each other Purchaser hereby acknowledges that it is aware that the United States securities laws prohibit any person who has received from an issuer or any


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                                      -9-

Affiliate thereof any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         (c) AMENDED CERTIFICATE. The Company shall, prior to or concurrently with the Closing, cause the Amended Certificate to be filed with the Secretary of State of the State of Delaware.

         (d) COOPERATION. Each of the Purchasers and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all such further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement.

         (e) RESERVE SHARES. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Shares, the number of shares of common stock from time to time issuable upon conversion of all Shares at the time outstanding (the "CONVERSION SHARES") and any shares of common stock to be issued pursuant to the Warrant (the "WARRANT SHARES"). All Conversion Shares and Warrant Shares shall be duly authorized and, when issued upon such conversion or exercise in accordance with the Amended Certificate or the Warrant, as the case may be, shall be validly issued, fully paid and nonassessable.

         (f) RESTRICTIONS ON TRANSFER. The Purchasers will not, prior to the earlier of (a) December 31, 2004 or (b) the time of the closing of the Initial Public Offering, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate, or otherwise dispose of, directly or indirectly, ("TRANSFER") any of the Shares or any Conversion Shares except for (i) Transfers between and among the Purchasers and their Affiliates provided such Transfer is in accordance with the transfer restrictions applicable to the Shares or the Conversion Shares under federal and state securities laws and the Affiliate transferee agrees to be bound by the restrictions applicable to such Shares or Conversion Shares, including without limitation the agreements set forth in this
Section 5(f), and (ii) Transfers (x) pursuant to a bona fide tender or exchange offer made pursuant to a merger or other agreement approved by the Board of Directors to acquire securities of the Company; PROVIDED, that the Purchasers may not tender or exchange in such offer unless at least 50% of the outstanding voting securities of the Company have previously been tendered or exchanged by other holders of the Company's securities in connection therewith, (y) pursuant to any cash merger, or other business combination transaction to which the Company is a party or involved in which the common stock of the Company's stockholders is exchanged for cash upon consummation of such merger or other business combination or (z) agreed to in writing by the Company. Notwithstanding any other provision of this Section 5(f), no Purchaser shall avoid the provisions of this Section 5(f) by making one or more transfers to one or more Affiliates and then disposing of all or any portion of such Purchaser's interest in any such Affiliate.

         (g) PREEMPTIVE RIGHT. If at any time the Company desires to issue or sell any shares (the "ADDITIONAL Shares") of its capital stock that entitle the holder thereof to voting rights (other than Non-Preemptive Shares) to any Person, the Company shall give a written notice (the "ISSUANCE NOTICE") to the Purchasers setting forth the proposed terms of such Additional Shares and the quantity of Additional Shares to be issued, the issuance date and the price at which such Additional Shares shall be issued. Each of the Purchasers shall have the option to purchase the number of Additional Shares necessary to maintain such Purchaser's percentage of issued and



                                                              PURCHASE AGREEMENT
outstanding voting shares of the Company at the time of the Issuance Notice, which option may be exercised by giving written notice to the Company (the "RESPONSE NOTICE") within 14 days of the Issuance Notice that contains an unconditional agreement to purchase all (and not less than all) of the Additional Shares to which such Purchaser is entitled to purchase. Failure by a Purchaser to give the Response Notice to the Company within such 14-day period shall be deemed to be a rejection of such option. At the option of the Company, within 14 days of Company's receipt of the Response Notice or at the time of the closing of the sale of Additional Shares to any Persons pursuant to the next sentence, the Company shall sell to such Purchaser and such Purchaser shall purchase the Additional Shares that such Purchaser agreed to purchase in the Response Notice, at the price and on the terms set forth in the Issuance Notice. For a period of 270 days after any Issuance Notice, the Company shall have the right to issue or sell to any Person up to the number of Additional Shares specified in the Issuance Notice less the number of Additional Shares pursuant to duly tendered Response Notices at a price and on terms not materially less favorable to the Company than as specified in the Issuance Notice. If the Company desires to issue or sell Additional Shares, (i) after such 270-day period, (ii) on terms materially less favorable to the Company than as specified in the Issuance Notice or (iii) in a quantity greater than as specified in the previous sentence, the Company must again comply with this Section 5(g). The rights and obligations of the parties pursuant to this Section 5(g) shall terminate upon the closing of an Initial Public Offering.

         (h) COMPLIANCE WITH SECURITIES LAWS. Such Purchaser understands that the Shares, the Conversion Shares and the Warrant Shares will not be registered under the Securities Act or applicable state securities laws and agrees not to sell, pledge or otherwise transfer any of the Shares, Conversion Shares and the Warrant Shares in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Except as set forth in the Registration Rights Agreement, such Purchaser acknowledges that the Company is not required to register the Shares, the Conversion Shares or the Warrant Shares.

                  6. CONDITIONS.

         (a) CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (i) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby;

                  (ii) The Company shall have performed, satisfied and complied in all material respects with all of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing;

                  (iii) The Company shall have executed and delivered to each of the Purchasers the Registration Rights Agreement;



                                                              PURCHASE AGREEMENT

                  (iv) The Amended Certificate shall have been duly filed with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware and the Amended Certificate shall be in full force and effect;

                  (v) The Company shall have executed and delivered to EMC the Warrant;

                  (vi) The Conversion Shares and the Warrant Shares shall have been duly authorized and reserved for issuance;

                  (vii) Mayer, Brown & Platt shall have delivered an opinion in form and substance reasonably satisfactory to Purchasers;

                  (viii) The Company shall have delivered a good standing certificate for the Company; and

                  (ix) There shall not have occurred any event, circumstances, condition, fact, effect, or other matter which has had or would reasonably be expected to have a Material Adverse Effect.

         (b) CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (i) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby;

                  (ii) Each of the Purchasers shall have executed and delivered to the Company its Related Agreements; and

                  (iii) The Purchasers shall have performed, satisfied and complied in all material respects with all of their covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing Date.

                  7. [INTENTIONALLY OMITTED]

                  8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties contained in this Agreement shall expire on the 18-month anniversary of the Closing, except for those representations and warranties contained in Sections 3(b) and 3(d) which shall expire on the later of (i) the 18-month anniversary of the Closing or (ii) the closing of an Initial Public Offering. After the expiration of such period, any claim by a party based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has given notice to the other party of a claim for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Section 8. The covenants and


                                                              PURCHASE AGREEMENT
                                      -12-
agreements of the parties hereto contained in this Agreement shall survive the Closing until performed in accordance with their terms.

                  9. RESTRICTIVE LEGENDS. In addition to the restrictions set forth in Section 5(f), no Shares, Conversion Shares or Warrant Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel reasonably acceptable to the Company shall advise the Company that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE CONVERTIBLE INTO THE COMPANY'S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF INCORPORATION. THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. AS REQUIRED UNDER DELAWARE LAW, THE COMPANY SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL SUMMARY STATEMENT OF THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE COMPANY SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE COMPANY.

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

         THE SALE, PLEDGE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF NOVEMBER 10, 2000, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICE'S OF THE COMPANY. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY.


                                                              PURCHASE AGREEMENT
                                      -13-

                  10. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement shall bind and inure to the benefit of the Company and the Purchasers and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Purchasers; PROVIDED that the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Purchasers, and PROVIDED FURTHER that the Purchasers may not assign their rights or obligations under this Agreement to any Person (other than an Affiliate) without the prior written consent of the Company. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  11. NOTICES. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by fax with receipt acknowledged, (iii) five days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or
(iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as set forth below:

         If to EMC:

                  EMC Corporation
                  35 Parkwood Drive
                  Hopkinton, MA 01748
                  Attn: Office of the General Counsel
                  Facsimile: (508) 497-6915

         with a copy to the Vice President, Corporate Development

                  Facsimile: (508) 435-8900

         If to any of the other Purchasers, at the address set forth under his name on the signature page.

         With a copy to:

         -----------------------------------------------------

         -----------------------------------------------------

         -----------------------------------------------------
                  Attn:
                       ---------------------------------------
                  Facsimile:
                            ----------------------------------


                                                              PURCHASE AGREEMENT
                                      -14-

         If to the Company:

                  CommVault Systems, Inc.
                  2 Crescent Place
                  Oceanport, New Jersey 07757
                  Attn:  N. Robert Hammer
                  Facsimile:  (732) 870-4514

         With a copy to:

                  Mayer, Brown & Platt
                  190 S. LaSalle Street
                  Chicago, Illinois 60603
                  Attention: Philip J. Niehoff
                  Facsimile: (312) 701-7711

                  12. FURTHER ASSURANCES. At any time or from time to time after the Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

                  13. PUBLIC DISCLOSURE. Except as required by Law or the rules of any stock exchange (in which case the Company shall give EMC notice at least 24 hours prior to any public announcement containing its name), no public announcement or other publicity regarding the transactions referred to herein shall be made by any of the Purchasers or the Company or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Purchasers and Company, in any case, as to form, content, timing and manner of distribution or publication; PROVIDED, HOWEVER, that nothing in this Section shall prevent such parties from (i) discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions or (ii) disclosing such information about such transactions in a registration statement or prospectus in connection with the Initial Public Offering or (iii) if the disclosing party is a Purchaser, disclosing such Purchaser's investment herein provided that such disclosure does not mention any other Purchaser by name and is approved by the Company in writing. Each of the parties acknowledge and agree that there would be no adequate remedy at Law if it fails to perform its obligations under this Section 13 and accordingly agrees that each of the other parties, in addition to any other remedy to which it may be entitled at Law or in equity, shall be entitled to compel specific performance of the obligations of the first party under this Section 13.

                  14. WAIVER. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.


                                                              PURCHASE AGREEMENT
                                      -15-

                  15. ENTIRE AGREEMENT. This Agreement and the Related Agreements constitute the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates with respect to the matters set forth herein.

                  16. SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                  17. CAPTIONS. The Section references herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  19. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                  20. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  21. FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expense.

                  22. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.


                                                              PURCHASE AGREEMENT

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.

                             EMC INVESTMENT CORPORATION

                             By: /S/ MICHAEL J. CODY
                                 -----------------------------------------------
                             Name: MICHAEL J. CODY
                                   ---------------------------------------------
                             Title: VICE PRESIDENT, CORPORATE DEVELOPMENT
                                    --------------------------------------------
                             Shares:  1,652,893
                             Purchase Price: $20,000,005



                                                              PURCHASE AGREEMENT

                             THE VAN WAGONER FUNDS

                             By: /S/ GARRETT R. VAN WAGONER
                                 -----------------------------------------------
                             Name: GARRETT R. VAN WAGONER
                                   ---------------------------------------------
                             Title: PRESIDENT
                                    --------------------------------------------
                             345 California Street
                             Suite 2450
                             San Francisco, CA 94104
                             Facsimile:
                                       -----------------------------------------
                             Shares:  826,447
                             Purchase Price: $[10,000,008]


                             VAN WAGONER CAPITAL
                             PARTNERS, L.P.

                             By: /S/ GARRETT R. VAN WAGONER
                                 -----------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------
                             345 California Street
                             Suite 2450
                             San Francisco, CA 94104
                             Facsimile:
                                       -----------------------------------------
                             Shares: None
                             Purchase Price: $
                                              ----------------------------------


                             VAN WAGONER CROSSOVER FUND, L.P.

                             By:/S/ GARRETT R. VAN WAGONER
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------
                             345 California Street
                             Suite 2450
                             San Francisco, CA 94104
                             Facsimile:
                                       -----------------------------------------
                             Shares: None
                             Purchase Price: $
                                             -----------------------------------



                                                              PURCHASE AGREEMENT

                             DRW VENTURE PARTNERS LP

                             By:  Dain Rauscher Corporation, its General Partner

                             By: /S/ MARY ZIMMER
                                 -----------------------------------------------
                             Name: MARY ZIMMER
                                   ---------------------------------------------
                             Title: DIRECTOR, DRW FINANCE ADMINISTRATION
                                    --------------------------------------------
                             60 South 6th Street
                             Minneapolis, MN 55402
                             Attn: Mary Zimmer MS 54N2
                             Facsimile:  (612) 373-1610
                                               ---------------------------------
                             Shares:  61,984
                             Purchase Price: $750,006.40



                                                              PURCHASE AGREEMENT

                             MORGAN KEEGAN OPPORTUNITY FUND, L.P.

                             By:  Merchant Bankers, Inc., its
                             General Partner

                             By: /S/ MINOR PERKINS
                                 -----------------------------------------------
                             Name: MINOR PERKINS
                                   ---------------------------------------------
                             Title: VICE PRESIDENT
                                    --------------------------------------------
                             50 North Front Street, 19th Floor
                             Memphis, TN 38103
                             Facsimile:  (901) 579-4891
                             Shares:  132,000
                             Purchase Price:  $1,597,200


                             MORGAN KEEGAN EMPLOYEE
                             INVESTMENT FUND, L.P.

                             By:  Merchant Bankers, Inc., its
                             General Partner

                             By: /S/ MINOR PERKINS
                                 -----------------------------------------------
                             Name: MINOR PERKINS
                                   ---------------------------------------------
                             Title: VICE PRESIDENT
                                    --------------------------------------------
                             50 North Front Street, 19th Floor
                             Memphis, TN 38103
                             Facsimile:  (901) 579-4891
                             Shares:  33,290
                             Purchase Price:  $402,809



                                                              PURCHASE AGREEMENT

                             /S/ BARBARA M. BYRNE
                             ---------------------------------------------------
                             Barbara M. Byrne
                             101 Hun Road
                             Princeton, NJ 08540
                             Shares:  8,265
                             Purchase Price:  $100,006.50


                             /S/ GREG REYE
                             ---------------------------------------------------
                             Greg Reyes
                             c/o Brocade Communication Systems
                             1745 Technology Drive
                             San Jose, CA 95110
                             Shares:  41,323
                             Purchase Price:  $500,008.30


                             /S/ WILL HERMAN
                             ---------------------------------------------------
                             Will Herman
                             8 Cobblestone Place
                             Sudbury, MA 01776
                             Shares:  2,156
                             Purchase Price:  $26,087.60



                                                              PURCHASE AGREEMENT

                              COMMVAULT SYSTEMS, INC.

                              By: /S/ N. ROBERT HAMMER
                                  ----------------------------------------------
                              Name: N. ROBERT HAMMER
                                    --------------------------------------------
                              Title: CEO
                                     -------------------------------------------



                                                              PURCHASE AGREEMENT

                                   SCHEDULE A

                                  SUBSIDIARIES

CommVault Systems (Canada) Inc., a Canadian corporation
CommVault Systems Mexico S de RL de CV, a Mexican company
CommVault Holding Company BV, a Netherlands company
CommVault Systems Netherlands BV, a Netherlands company


                                                              PURCHASE AGREEMENT

                                   SCHEDULE B

1. Employment Agreement, dated as of January 20, 1999, between the Company and N. Robert Hammer, under which Mr. Hammer has received options to purchase common stock.

2. Corporate Change of Control Agreements, between the Company and (i) Louis Miceli, (ii) Brian McAteer, (iii) Larry Cormier, (iv) Al Bunte and (v) David West.

3. Stock Plan dated as of May 22, 1996, pursuant to which (i) the Company is authorized to issue options to purchase 9.7 million shares of its common stock and (ii) options to purchase 9.2 million shares of common stock have been granted.

4. Preferred Stock holders have conversion rights, pursuant to the Amended Certificate, and preemptive rights pursuant to the Stockholders' Agreement, dated as of May 22, 1996 and amended as of July 23, 1998, between the Company and DLJ Merchant Banking Partners, L.P., DLJ International Partners C.V., DLJ Offshore Partners C.V., DLJ Merchant Banking Funding, Inc., DLJ Capital Corporation, Sprout Growth II L.P., Sprout CEO Fund L.P. and certain other investors.

5. A Warrant to purchase 39,840 shares of common stock was issued to DLJ Merchant Banking Partners, L.P. and certain of its Affiliates in connection with the Loan Agreement dated as of January 14, 2000, between the Company and the Lenders therein, which Warrant has been exercised and such shares have been issued.

6. Purchase Agreement, dated as of August 4, 1999, between the Company and Comm Vault Systems International, B.V. ("CVSI") and the shareholders of CVSI, pursuant to which the 957,000 shares of the Company's common stock were in consideration for the acquisition of the business of CVSI by the Company.

7. The Company entered into an agreement with Northern Concepts Incorporated ("NCI"), dated as of May 2000 pursuant to which 285,000 shares of the Company's common stock was issued in consideration for the acquisition of the business of NCI by the Company.

8. Preferred Stock holders have conversion rights, pursuant to the Amended Certificate, and preemptive rights pursuant to the Purchase Agreement, dated as of April 14, 2000, among the Company and Microsoft Corporation and certain other investors signatories thereto.

9. A Warrant to purchase up to 2,616,933 shares of common stock was issued to Microsoft Corporation in connection with the Purchase Agreement referred to in item 8 above.

The Company may, from time to time, issue additional shares of common stock or options or warrants to purchase its common stock in an effort to recruit new officers and employees. Non-Preemptive Shares shall include all such options or warrants that may be issued in the future.


                                                              PURCHASE AGREEMENT
                                      B-1